UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  October 29, 2004

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
                       ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
                       OFFICERS.

On October 27, 2004 Tribune Company announced that Jack Fuller, President of Tribune Publishing Company, will retire from that position and also step down from Tribune Company’s Board of Directors on December 31, 2004. Scott C. Smith, President and Publisher of Chicago Tribune Company, has been named Chief Operating Officer of Tribune Publishing Company, effective November 1, 2004. Mr. Smith will replace Mr. Fuller as President of Tribune Publishing Company on January 1, 2005. David D. Hiller, Senior Vice President of Tribune Publishing Company, will relinquish that position and succeed Mr. Smith as President and Publisher of Chicago Tribune Company effective November 1, 2004.

Mr. Smith, 54, has been with Tribune Company since 1977. He has served as President and Publisher of Chicago Tribune Company since 1997. He held the same titles at Tribune’s Sun-Sentinel Company in Fort Lauderdale, Fla., from 1993 to 1997. He served as Tribune’s Senior Vice President/Development from 1991 to 1993 and as Tribune’s Chief Financial Officer from 1985 to 1991.

A copy of the press release, which includes further details about these matters, is attached as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01(c)   EXHIBITS.

Exhibit 99             Press Release of Tribune Company dated October 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: October 29, 2004	/s/ Mark W. Hianik Mark W. Hianik Vice President